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                                                                  Exhibit 3.1(a)



                           SIXTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                 PRINTCAFE, INC.


       The undersigned, Devitt Kramer, hereby certifies that:

       1. He is the duly elected and acting Secretary of printCafe, Inc., a Delaware corporation.

       2. The Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on January 5, 2000 and the name of this corporation was printCafe, Inc. The First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on February 4, 2000 pursuant to which this corporation's name was changed to Prograph Systems, Inc. The Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 9, 2000 pursuant to which this corporation's name was changed to printCafe, Inc. The Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State on February 15, 2000. The Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State on March 8, 2000. The Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State on October 30, 2000.

       3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:


                                    ARTICLE I

       The name of this corporation is printCafe, Inc. (the "CORPORATION").


                                   ARTICLE II

       The address of the Corporation's registered office in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at such address is Incorporating Services, Ltd.


                                   ARTICLE III

       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
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                                   ARTICLE IV

       (A) CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "COMMON STOCK" and "PREFERRED STOCK." The total number of shares which the Corporation is authorized to issue is 170,789,957 shares, each with a par value of $0.0001 per share. 100,000,000 shares shall be Common Stock and 70,789,957 shares shall be Preferred Stock. Of such authorized Common Stock, 100,000,000 shares shall be designated Class A Common Stock. The rights, privileges, and restrictions granted to and imposed on the Common Stock are as set forth below in Article IV(C). Simultaneously with the effective date of the filing of this Sixth Amended and Restated Certificate of Incorporation (the "EFFECTIVE DATE"), every thirty shares of Common Stock, par value $.0001 per share, of the Corporation issued and outstanding or held in treasury immediately prior to the Effective Date (the "OLD COMMON STOCK") shall automatically be combined (the "REVERSE STOCK SPLIT"), without any action on the part of the holder thereof, into one share of Common Stock, par value $.0001 per share (the "NEW COMMON STOCK"). The Corporation shall not issue fractional shares on account of the Reverse Stock Split. In lieu of any fractional shares of New Common Stock to which a holder would otherwise be entitled, the Corporation shall pay cash, without interest, in an amount equal to the product (calculated to the nearest cent) of such fraction and the fair market value of one share of New Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Old Common Stock held by such holder and the total number of shares of New Common Stock issuable to such holder as a result of the Reverse Stock Split.

       (B) RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by this Sixth Amended and Restated Certificate of Incorporation may be issued from time to time in series. Of such authorized Preferred Stock, (a) 10,090,707 shares shall be designated "SERIES A-1 PREFERRED STOCK," (b) 2,455,798 shares shall be designated "SERIES A PREFERRED STOCK," (c) 31,186,312 shares shall be designated "SERIES B PREFERRED STOCK," (d) 1,915,080 shares shall be designated "SERIES C PREFERRED STOCK," (f) 283,125 shares shall be designated "SERIES D PREFERRED STOCK," (g) 20,333,333 shares shall be designated "SERIES E-1 PREFERRED STOCK," and (h) 4,525,602 shares shall be designated "SERIES F PREFERRED STOCK." The Series A Preferred Stock and Series A-1 Preferred Stock are collectively referred to herein as the "SERIES A AND A-1 PREFERRED STOCK." The rights, preferences, privileges, and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B).

           1. DIVIDEND PROVISIONS.

              (a) PREFERENTIAL DIVIDENDS. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, and Series F Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Series A-1 Preferred Stock, Series A Preferred Stock or Common Stock, at the rate per share per annum of $0.064, $0.464, $0.70, $0.32, and $0.32 per share, respectively, (the "ANNUAL
DIVIDEND RATE"), payable when, as and if declared by the Board of Directors (as



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adjusted for any stock dividends, combinations or splits with respect to such shares). If the Corporation shall have insufficient funds to pay the full amount of any such dividends declared by the Board of Directors, the funds of the Corporation legally available to pay such dividends shall be distributed ratably among the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, and Series F Preferred Stock in proportion to the dividends such holder is otherwise entitled to receive. Dividends on the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, and Series F Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, or Series F Preferred Stock by reason of the fact that the Corporation shall fail to declare or pay dividends on the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, or Series F Preferred Stock in the amount of the applicable Annual Dividend Rate for such series of Preferred Stock or in any other amount in any calendar year or any fiscal year of the Corporation, whether or not the earnings of the Corporation in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

              (b) ADDITIONAL DIVIDENDS. If, after the applicable Annual Dividend Rate on the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, and Series F Preferred Stock has been paid in full or declared and set apart for payment in any calendar year, the Board of Directors shall declare additional dividends (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) out of funds legally available therefor in that calendar year, then the holders of shares of Preferred Stock and Common Stock shall participate on a pro rata basis, based on the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock into Common Stock on the terms set forth herein), in the receipt of any such additional dividends.

           2. LIQUIDATION PREFERENCE.

              (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of Series E-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A Preferred Stock, Series A-1 Preferred Stock or Common Stock by reason of their ownership thereof, $8.5973 per share (as adjusted for any stock dividends, combinations or splits with respect to the Series F Preferred Stock) for each share of Series F Preferred Stock then held by such holders, plus any declared but unpaid dividends on such series of Preferred Stock up to the date fixed for distribution. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution

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shall be distributed ratably among the holders of Series F Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

              (b) Upon payment of the full aforesaid preferential amounts on the Series F Preferred Stock as required by subparagraph (a) of this Section 2 and any other preferential amount that may be required with respect to a series of Preferred Stock that may from time to time come into existence, the holders of Series E-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A Preferred Stock, Series A-1 Preferred Stock or Common Stock by reason of their ownership thereof, $8.00 per share (as adjusted for any stock dividends, combinations or splits with respect to the Series E-1 Preferred Stock) for each share of Series E-1 Preferred Stock then held by such holders, plus any declared but unpaid dividends on such series of Preferred Stock up to the date fixed for distribution. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series E-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series E-1 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

              (c) Upon payment of the full aforesaid preferential amounts on the Series F Preferred Stock and Series E-1 Preferred Stock as required by subparagraphs (a) and (b) of this Section 2 and any other preferential amount that may be required with respect to a series of Preferred Stock that may from time to time come into existence, the holders of Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of the Series A Preferred Stock, Series A-1 Preferred Stock or Common Stock by reason of their ownership thereof, $0.802 per share for each share of Series B Preferred Stock then held by such holders, plus any declared but unpaid dividends on such series of Preferred Stock up to the date fixed for distribution, $5.80 per share for each share of Series C Preferred Stock then held by such holders, plus any declared but unpaid dividends on such series of Preferred Stock up to the date fixed for distribution, and $8.83 per share for each share of Series D Preferred Stock then held by such holders, plus any declared but unpaid dividends on such series of Preferred Stock up to the date fixed for distribution. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

              (d) Upon payment of the full aforesaid preferential amounts on the Series F Preferred Stock, Series E-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as required by subparagraphs (a) through (c) of this Section 2 and any other preferential amount that may be required with respect to a series of

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Preferred Stock that may from time to time come into existence, the holders of
Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of Series A-1 Preferred Stock or Common Stock by reason of their ownership thereof, an amount equal to $2.30 per share for each share of Series A Preferred Stock then held by such holders, plus any declared but unpaid dividends on the Series A Preferred Stock up to the date fixed for distribution. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

              (e) Upon payment of the full aforesaid preferential amounts on the Series F Preferred Stock, Series E-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and the Series A Preferred Stock as required by subparagraphs (a) through (d) of this Section 2 and any other preferential amount that may be required with respect to series of Preferred Stock that may from time to time come into existence, the holders of Series A-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount equal to $2.06 per share for each share of Series A-1 Preferred Stock then held by such holders, plus any declared but unpaid dividends on the Series A-1 Preferred Stock up to the date fixed for distribution. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A-1 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

              (f) Upon payment of the full aforesaid preferential amounts on the Series F Preferred Stock, Series E-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A Preferred Stock and Series A-1 Preferred Stock as required by subparagraphs (a) through (e) of this
Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, all remaining assets of the Corporation shall be distributed ratably among the holders of Class A Common Stock.

              (g) For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of a single transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (ii) a sale of all or substantially all of the assets or capital stock of the Corporation in a single transaction or a series of related transactions, UNLESS the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the

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Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale. Any such transaction is hereafter referred to as a "Change of Control Transaction."

              (h) If the consideration received by the Corporation pursuant to a Change of Control Transaction is other than cash, its value shall be its fair market value as determined in good faith by the Board of Directors; PROVIDED, HOWEVER, that, unless otherwise provided in the merger agreement, asset sale agreement or other definitive agreement in connection with a Change of Control Transaction, any securities to be distributed to the stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

                  (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                      (A) If traded on a securities exchange or the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange or automated quotation system over the thirty-day period ending three (3) days prior to the closing;

                      (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                      (C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

                  (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or (C) to reflect the approximate fair market value thereof as determined in good faith by the Board of Directors.

                  (iii) The Corporation shall give each holder of record of Preferred Stock written notice of a Change of Control Transaction not later than ten (10) days after the Board of Directors approves such transaction, twenty
(20) days prior to any stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earliest. The first of such notices shall describe the material terms and conditions of the impending transaction (including, without limitation, (a) a description of the stock, cash and property that the holders of each series of Preferred Stock will receive upon consummation of the proposed transaction, and
(b) a description of the stock, cash and property such holders will receive if such holders converted all of their shares of Preferred Stock immediately prior to the proposed transaction), and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes



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provided for herein; PROVIDED, HOWEVER, that such periods may be shortened upon the written consent of the holders of each series of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of Preferred Stock of that series.

       3. REDEMPTION. The holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, and Series F Preferred Stock (the "Redeemable Preferred Stock") shall have redemption rights as follows:

          (a) VALUATION. If an IPO (as defined in Section 4(h) below) has not occurred on or before August 31, 2006 (the "VALUATION DATE"), at any time or from time to time, upon the written request (the "APPRAISAL REQUEST") of any of
(i) the holders of a majority of the then outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, (ii) the holders of a majority of the then outstanding shares of Series E-1 Preferred Stock voting together as a single class, or (iii) the holders of a majority of the then outstanding shares of Series F Preferred Stock voting together as a single class, given on or at any time after the Valuation Date, the Corporation shall cause an appraisal to be performed of the fair market value of the shares of each series of Redeemable Preferred Stock as of the Valuation Date. Such appraisal shall be performed by an independent appraiser which shall be experienced in the valuation of companies engaged in the business of the Corporation and which shall be selected by the Corporation and agreeable to the holders of a majority of the then outstanding shares of the class or classes of Preferred Stock making the appraisal request; PROVIDED, HOWEVER, that, if such parties are unable to reach agreement upon the selection of the independent appraiser within fifteen (15) business days after the delivery to the Corporation of the Appraisal Request, the independent appraiser shall be selected by the Corporation's independent public accountants, which selection shall be final and binding on the parties. On or before forty-five (45) days after the date the independent appraiser is selected by the parties, such independent appraiser shall deliver to the Corporation and the holders of the outstanding shares of Redeemable Preferred Stock its determination of the fair market value of the shares of each series of Redeemable Preferred Stock, as of the Valuation Date, together with customary documentation supporting such determination, and such determination shall be final and binding on the parties. In determining the fair market value of the shares of each series of Redeemable Preferred Stock, the independent appraiser shall not apply any lack of marketability or minority interest discounts. The expenses of the independent appraiser shall be paid pro rata by the holders of Redeemable Preferred Stock that elect to exercise such holders' Redemption Right pursuant to Section 3(b) below; PROVIDED, HOWEVER, that if no holders elect to exercise their Redemption Right pursuant to Section 3(b) below, the expenses of the independent appraiser for the first two Appraisal Requests shall be paid by the Company, and for any additional Appraisal Requests shall be paid pro rata by the holders of Redeemable Preferred Stock making the Appraisal Request.

          (b) REDEMPTION RIGHT. If an IPO has not closed by the Valuation Date, each holder of Redeemable Preferred Stock shall have the right (the "REDEMPTION RIGHT"), exercisable during the thirty (30) day period (the "EXERCISE PERIOD") following the delivery by the independent appraiser of its determination of the fair market value of the shares of each series of Redeemable Preferred Stock, to request that the Corporation redeem all (but not less than all) of such holder's shares of Redeemable Preferred Stock in accordance with this Section 3 at a



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price per share equal to the applicable Redemption Price (as defined below)
therefor. The redemption price for a share of Redeemable Preferred Stock (the "REDEMPTION PRICE"), as applicable, shall be equal to the higher of the following two amounts: (i) the liquidation preference of a share of such series of Redeemable Preferred Stock in accordance with Section 2 of this Article IV(B), plus all dividends declared thereon that remain unpaid as of the Redemption Date (as defined below), and (ii) the fair market value of a share of such series of Redeemable Preferred Stock on the Valuation Date as determined by the independent appraiser pursuant to Section 3(a) above, plus all dividends thereon that remain unpaid as of the Redemption Date. The exercise or non-exercise of the Redemption Right by the holders of any series of Redeemable Preferred Stock shall not adversely affect subsequent exercises of their Redemption Right pursuant to the terms of this Section 3.

          (c) REDEMPTION OBLIGATION. For those shares of Redeemable Preferred Stock with respect to which Redemption Notices have been timely given and not rescinded by the party giving such notice, the Corporation shall be obligated, to purchase from and pay to the holders of such shares the Redemption Price for all such shares (upon surrender by such holders of the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Corporation's Preferred Stock) on the Redemption Date. The "REDEMPTION DATE" shall be that date on or before the sixtieth (60th) day following the expiration of the Exercise Period, specified in a notice from the Corporation to such redeeming holders. In the event the Corporation does not have adequate funds to pay the full amount of the Redemption Price, the Corporation shall use all commercially reasonable efforts to obtain such funding as soon as reasonably practicable. If for any reason the Corporation shall default in any of its obligations under this Section 3, the holders of shares of Redeemable Preferred Stock that have timely exercised their Redemption Right shall have all remedies at law and in equity with respect to such default. If the Corporation redeems less than all of the shares of Redeemable Preferred Stock with respect to which Redemption Notices have been timely given and not rescinded (which partial redemption shall constitute a default under this Section 3), such partial redemption shall be made by the Corporation as follows: (i) the Corporation shall redeem the shares of Series F Preferred Stock with respect to which Redemption Notices have been timely given and not rescinded; (ii) after the Corporation has redeemed the shares of Series F Preferred Stock with respect to which Redemption Notices have been timely given and not rescinded, the Corporation shall redeem the shares of Series E-1 Preferred Stock with respect to which Redemption Notices have been timely given and not rescinded; and (iii) after the Corporation has redeemed the Shares of Series F Preferred Stock and Series E-1 Preferred Stock with respect to which Redemption Notices have been timely given and not rescinded, the Corporation shall redeem the remaining shares of Redeemable Preferred Stock as to which Redemption Notices have been timely given and not rescinded on a pro rata basis among the holders of such shares, based on the relative value of the shares to be redeemed by the Corporation from each of such holders. Notwithstanding anything to the contrary contained in this Section 3, the Corporation shall not have any obligation to redeem any shares of any series of Redeemable Preferred Stock unless the holders of such series have given timely Redemption Notices with respect to at least a majority of the then outstanding shares of such series of Redeemable Preferred Stock.

       4. CONVERSION. The holders of the Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

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          (a) RIGHT TO CONVERT SERIES A AND SERIES A-1 PREFERRED STOCK. Subject
to Section 4(m), each share of Series A and A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock, as is determined by dividing $2.06 in the case of Series A-1 Preferred Stock and $2.30 in the case of Series A Preferred Stock by the relevant Conversion Price applicable to such series of Series A and A-1 Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share shall be $61.80 for shares of Series A-1 Preferred Stock and $69.00 for shares of Series A Preferred Stock. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(n).

          (b) RIGHT TO CONVERT SERIES B PREFERRED STOCK. Subject to Section 4(m), each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $0.802 by the Conversion Price applicable to the Series B Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series B Preferred Stock shall be $24.06. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(n).

          (c) RIGHT TO CONVERT SERIES C PREFERRED STOCK. Subject to Section 4(m), each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock, as is determined by dividing $5.80 by the Conversion Price applicable to the Series C Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series C Preferred Stock shall be $160.50. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(n).

          (d) RIGHT TO CONVERT SERIES D PREFERRED STOCK. Subject to Section 4(m), each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock, as is determined by dividing $8.83 by the Conversion Price applicable to the Series D Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series D Preferred Stock shall be $228.90. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(n).

          (e) RIGHT TO CONVERT SERIES E-1 PREFERRED STOCK. Subject to Section 4(m), each share of Series E-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock, as is determined by dividing $4.00 by the Conversion Price applicable

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to the Series E-1 Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series E-1 Preferred Stock shall be $6.66. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(n).

          (f) RIGHT TO CONVERT SERIES F PREFERRED STOCK. Subject to Section 4(m), each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock, as is determined by dividing $4.00 by the Conversion Price applicable to the Series F Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series F Preferred Stock shall be $6.20. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(n).

          (g) AUTOMATIC CONVERSION OF SERIES A AND A-1 PREFERRED STOCK. Each share of Series A and A-1 Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Class A Common Stock, as is determined by dividing $2.06 in the case of Series A-1 Preferred Stock and $2.30 in the case of Series A Preferred Stock by the relevant Conversion Price in effect for the applicable series of Series A and A-1 Preferred Stock, immediately upon the earlier of (i) the closing of the Corporation's sale of its Class A Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") (other than a registration relating solely to a transaction under Rule 145 of the Securities Act), (an "IPO"), or (ii) the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock, voting together as a single class.

          (h) AUTOMATIC CONVERSION OF SERIES B PREFERRED STOCK. Each share of Series B Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Class A Common Stock, as is determined by dividing $0.802 by the relevant Conversion Price in effect for the Series B Preferred Stock, immediately upon the earlier of (i) the closing of the sale of the Corporation's Class A Common Stock pursuant to an IPO, or (ii) the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock.

          (i) AUTOMATIC CONVERSION OF SERIES C PREFERRED STOCK. Each share of Series C Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Class A Common Stock, as is determined by dividing $5.80 by the relevant Conversion Price in effect for the Series C Preferred Stock, immediately upon the earlier of (i) the closing of the sale of the Corporation's Class A Common Stock pursuant to an IPO, or (ii) the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock.

          (j) AUTOMATIC CONVERSION OF SERIES D PREFERRED STOCK. Each share of Series D Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Class A Common Stock, as is determined by dividing $8.83 by the relevant Conversion Price in effect for the Series D Preferred Stock, immediately upon the earlier of (i) the closing of the sale of the Corporation's Class A Common Stock pursuant to an IPO, or (ii) the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock.

          (k) AUTOMATIC CONVERSION OF SERIES E-1 PREFERRED STOCK. Each share of Series E-1 Preferred Stock shall automatically be converted into that number of fully paid and nonassessable shares of Class A Common Stock equal to the number obtained by dividing $4.00 by the relevant Conversion Price in effect for the Series E-1 Preferred Stock, immediately upon the closing of the sale of the Corporation's Class A Common Stock pursuant to an IPO that results in aggregate gross proceeds to the Corporation of not less than $25,000,000.

          (l) AUTOMATIC CONVERSION OF SERIES F PREFERRED STOCK. Each share of Series F Preferred Stock shall automatically be converted into that number of fully paid and nonassessable shares of Class A Common Stock equal to the number obtained by dividing $4.00 by the Conversion Price in effect for the Series F Preferred Stock, immediately upon the closing of the sale of the Corporation's Class A Common Stock pursuant to an IPO that results in aggregate gross proceeds to the Corporation of not less than $25,000,000.

          (m) MECHANICS OF CONVERSION. Before any holder of Preferred Stock shall be entitled to convert the same into shares of the applicable class of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of the applicable class of Common Stock are to be issued; PROVIDED, HOWEVER, that in the event of an automatic conversion of the outstanding shares of such series of Preferred Stock, such shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and PROVIDED, FURTHER, that the Corporation shall not be obligated to issue certificates evidencing the shares of the applicable class of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as reasonably practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of the applicable class of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date; PROVIDED, HOWEVER, that, if an automatic conversion of Preferred Stock is in connection with an IPO, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. Upon conversion, all declared and unpaid dividends on the Preferred Stock shall be paid either in cash or in shares of Class A Common Stock, at the election of the holders of such Preferred Stock, wherein the shares of Class A Common Stock shall be valued at the fair market value at the time of such conversion, as determined in good faith by the Board of Directors of the Corporation.

          (n) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN DILUTIVE ISSUANCES, SPLITS AND COMBINATIONS. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

              (i) (A) If the Corporation shall issue, after the Effective Date (as defined in Division A of this Article IV), any Additional Stock (as defined below) without consideration or for a consideration per share less than the relevant Conversion Price for such series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the relevant Conversion Price for such series of Preferred Stock in effect immediately prior to each such issuance shall (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such relevant Conversion Price by a fraction, (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including all shares of Common Stock issuable upon conversion of the outstanding Preferred Stock or options or warrants to purchase Common Stock or Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such Additional Stock would purchase at the applicable Conversion Price for such series of Preferred Stock immediately prior to such issuance; (2) and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including all shares of Common Stock issuable upon conversion of the outstanding Preferred Stock or options or warrants to purchase Common Stock or Preferred Stock) plus the number of shares of such Additional Stock.

                  (B) No adjustment of the relevant Conversion Price for any series of Preferred Stock shall be made in an amount less than one cent per share, PROVIDED that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment to the relevant Conversion Price. Except to the limited extent provided for in Sections 4(n)(i)(E)(3) and 4(n)(i)(E)(4), no adjustment of the relevant Conversion Price for any series of Preferred Stock pursuant to this Section 4(n)(i) shall have the effect of increasing such Conversion Price above the Conversion Price for such series of Preferred Stock in effect immediately prior to such adjustment.

                  (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (D) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors in good faith irrespective of any accounting treatment.

                  (E) In the case of the issuance (after the Effective Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(n)(i) and
Section 4(n)(ii):

                      (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4(n)(i)(C) and 4(n)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                      (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4(n)(i)(C) and 4(n)(i)(D) (the "EFFECTIVE PRICE")); provided, however, that: (A) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;
(B) if the minimum amount of consideration payable to the Corporation upon the conversion or exchange of such securities or the exercise of such options or such rights is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and (C) if the minimum amount of consideration payable to the Corporation upon the conversion or exchange of such securities or the exercise of such options or rights is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Corporation upon the conversion or exchange of such securities or the exercise of such options or rights.

                      (3) In the event of any change, after the Effective Date, in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the relevant Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                      (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the relevant Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                      (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 4(n)(i)(E)(1) and
(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(n)(i)(E)(3) or (4).

              (ii) "ADDITIONAL STOCK" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(n)(i)(E)) by the Corporation after the Effective Date other than:

                  (A) Common Stock issued pursuant to a transaction described in
Section 4(n)(iii);

                  (B) Up to 3,062,365 shares of Common Stock (as adjusted for any splits, reverse splits, combinations or recapitalizations, subsequent to the Reverse Stock Split, with respect to the Common Stock) issuable or issued to employees, consultants or directors of the Corporation pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation, including shares of Common Stock issued or issuable upon conversion of Preferred Stock issued pursuant to such plans;

                  (C) Up to 459,354 shares of Common Stock (as adjusted for any splits, reverse splits, combinations or recapitalizations, subsequent to the Reverse Stock Split, with respect to the Common Stock), or options or warrants to purchase Common Stock, issued to vendors, customers, consultants, financial institutions or lessors in connection with commercial credit arrangements, equipment financings or other commercial transactions, that in each case have been approved unanimously by the Board of Directors of the Corporation;

                  (D) Shares of Common Stock issued or issuable upon conversion of shares of each series of Preferred Stock outstanding on the date hereof (including any additional shares of Common Stock issued or issuable upon such conversion as a result of any adjustment to the relevant Conversion Price of each series of Preferred Stock reflected in this Sixth Amended and Restated Certificate of Incorporation);

                  (E) Shares of Common Stock issued or issuable (i) in a public offering prior to or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock, or (ii) upon exercise of warrants or rights granted to underwriters in connection with such public offering;

                  (F) Common Stock, warrants therefor, and other convertible securities issued or issuable by the Corporation (i) as an acquiror (whether by merger, consolidation or otherwise) of other businesses or assets or (ii) pursuant to the entry by the Corporation into partnering or licensing relationships or joint ventures with other persons or entities, that in each case have been unanimously approved by the Board of Directors of the Corporation;

                  (G) Common Stock issued or issuable upon exercise of options or warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, in each case which are outstanding on the Effective Date;

                  (H) Shares of Series F Preferred Stock issued pursuant to the Series F Preferred Stock Purchase Agreement between the Corporation and the Purchasers named therein, dated on or about the Effective Date, including shares of Series F Preferred Stock issuable to Mellon Ventures, L.P. ("MELLON") in connection with the conversion of Convertible Notes issued pursuant to that certain Note Purchase Agreement by and among Mellon, Creo SRL ("CREO") and the Corporation, dated as of September 27, 2001 (the "FIRST FINANCING TRANSACTION"), or in connection with the conversion of Convertible Notes issued pursuant to that certain Note Purchase Agreement by and among Mellon, Creo and the Corporation, dated as of November 28, 2001 (the "SECOND FINANCING TRANSACTION");

                  (I) Shares of Series F Preferred Stock issued or issuable upon exercise of warrants therefor issued to Iris Graphics, Inc. in connection with the transactions contemplated by the Credit Agreement between the Corporation and Iris Graphics, Inc., dated on or about the Effective Date (the "IRIS WARRANTS"); and

                  (J) Warrants to purchase 50,000 shares of Series E-1 Preferred Stock issued to Credit Suisse First Boston Corporation (the "CSFB WARRANTS").


              (iii) In the event the Corporation should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "COMMON STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof) without a proportionate split, subdivision, stock dividend or distribution with respect to such series of Preferred Stock, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the relevant Conversion Price of such series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(n)(i)(E).

              (iv) If the number of shares of Common Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Common Stock without a proportionate combination with respect to such series of Preferred Stock, then, following the record date of such combination, the relevant Conversion Price for such series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares (it being understood that the relevant Conversion Price for each series of Preferred Stock set forth in this Sixth Amended and Restated Certificate of Incorporation has been adjusted to reflect the Reverse Stock Split effective upon the filing of this Sixth Amended and Restated Certificate of Incorporation).

           (o) OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(n)(iii), then, in each such case for the purpose of this Section 4(o), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

           (p) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of such holder's Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

           (q) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation (except in accordance with the provisions of applicable law and as permitted by Section 6 of this Article IV) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

           (r) NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

              (i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock. In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall pay cash in an amount equal to the product (calculated to the nearest cent) of such fraction and the fair market value of one share of Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

              (ii) Upon the occurrence of each adjustment or readjustment of the relevant Conversion Price of a series of Preferred Stock pursuant to this
Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of any series of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(A) such adjustment and readjustment, (B) the relevant Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

              (s) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

              (t) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of outstanding shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

              (u) NOTICES. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

           5. VOTING RIGHTS. Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Class A Common Stock into which such shares of Preferred Stock of that series could be converted pursuant to the provisions of Article IV(B)(4) above at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited and, with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class A Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Class A Common Stock, with respect to any question upon which holders of Class A Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

           6. PROTECTIVE PROVISIONS.

              (a) In addition to any other rights provided by law, the Corporation shall not, nor shall the Corporation allow any of its subsidiaries to, without first obtaining the approval (by vote or written consent, as provided by law) of (i) the holders of at least a majority of the then outstanding shares of Series A and A-1 Preferred Stock, voting together as a single class, so long as at least 20% of the originally issued shares of Series A and A-1 Preferred Stock remain outstanding and, (ii) the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting together as a separate class, so long as at least 20% of the originally issued shares of Series B Preferred Stock remain outstanding, (iii) the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, voting together as a separate class, so long as at least 20% of the originally issued shares of Series C Preferred Stock remain outstanding, (iv) the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting together as a separate class, so long as at least 20% of the originally issued shares of Series D Preferred Stock remain outstanding, (v) the holders of at least 81% of the then outstanding shares of Series E-1 Preferred Stock, voting together as a separate class, so long as at least 20% of the originally issued shares of Series E-1 Preferred Stock remain outstanding, and
(vi) the holders of at least 75% of the then outstanding shares of Series F

Preferred Stock, voting together as a separate class, so long as at least 20% of the originally issued shares of Series F Preferred Stock remain outstanding:

                  (i) create (by reclassification or otherwise) any new class or series of shares having any rights, preferences or privileges senior to or on parity with any series of Preferred Stock;

                  (ii) authorize or issue, or obligate itself to issue, any other equity security that is senior to or on parity with any series of Preferred Stock, including any other security convertible into or exercisable for any equity security that is senior to or on parity with any series of Preferred Stock;

                  (iii) increase or decrease (other than by conversion) the total number of authorized shares of any series of Preferred Stock;

                  (iv) alter or change the rights, preferences, privileges or restrictions of any series of Preferred Stock or otherwise amend, waive or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws, or take action (by way of merger, consolidation or otherwise), which in each case adversely affects any of the rights of the holders of the Preferred Stock or which changes the number of authorized directors of the Corporation;

                  (v) cause any voluntary liquidation, dissolution, or winding-up of the Corporation or otherwise cause any Change of Control Transaction;

                  (vi) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (i) the redemption of the Redeemable Preferred Stock pursuant to
Section 3 of this Article IV, or (ii) the repurchase of shares of Common Stock, at or below cost or at or below fair market value (as determined in good faith by the Corporation's Board of Directors), from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at or below cost or at or below fair market value upon the occurrence of certain events, such as the termination of employment, or the transfer of such shares, provided that such repurchase has been approved by the Board of Directors of the Corporation;

                  (vii) dispose of any material asset (other than sales of assets in the ordinary course of business), or permit any subsidiary or affiliate of the Corporation to sell stock to any party other than the Corporation or all of the holders of the outstanding capital stock of the Corporation in connection with a merger of the Corporation with and into such subsidiary or affiliate;

                  (viii) pay any dividend on any security which is junior in the right to receive dividends to the Series F Preferred Stock; or

                  (ix) issue shares of Common Stock, in a single transaction or series of related transactions, in a number greater than that number of shares of Common Stock equal to 20% of the then outstanding shares of Common Stock (assuming conversion of all outstanding shares of Preferred Stock into Common Stock); provided, however, that this restriction shall not apply to the issuance of shares of Common Stock upon conversion of any shares of Preferred Stock or in an IPO.

              (b) The Corporation shall not, nor shall the Corporation allow any of its subsidiaries to, without first obtaining the approval (by vote or written consent, as provided by law) of (i) the holders of at least 81% of the then outstanding shares of Series E-1 Preferred Stock, voting together as a separate class, so long as at least 20% of the originally issued shares of Series E-1 Preferred Stock remain outstanding, and (ii) the holders of at least 75% of the then outstanding shares of Series F Preferred Stock, voting together as a separate class, so long as at least 20% of the originally issued shares of Series F Preferred Stock remain outstanding:

                  (i) amend, alter, or otherwise modify any of the terms of the Corporation's indebtedness with an outstanding principal amount in excess of $5,000,000; or

                  (ii) issue or incur any additional indebtedness in excess of $2,000,000.

           7. STATUS OF CONVERTED OR REDEEMED STOCK. In the event any shares of Preferred Stock shall be redeemed pursuant to Section 3 hereof or converted pursuant to Section 4 hereof, the shares so redeemed or converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

       (C) COMMON STOCK.

           1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Class A Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

           2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV.

           3. REDEMPTION. The Class A Common Stock is not redeemable.

           4. VOTING RIGHTS. Each holder of shares of Class A Common Stock shall have the right to one vote per share of Class A Common Stock held by such holder, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.


                                    ARTICLE V

       (A) RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Article V, the Corporation hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Corporation of its Shares (as hereinafter defined) (the "RIGHT OF FIRST OFFER"). For purposes of this Article V, a "MAJOR INVESTOR" shall mean any person who holds at least 100,000 shares (as adjusted for any splits, reverse splits, combinations or recapitalizations with respect to such series of Preferred Stock) of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, or Series F Preferred Stock (or the Common Stock issued upon conversion thereof) and includes any general partners and affiliates of a Major Investor. A Major Investor who chooses to exercise the Right of First Offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate. Each time the Corporation proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("SHARES"), the Corporation shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

           1. The Corporation shall deliver a notice by certified mail ("NOTICE") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

           2. Within 15 calendar days after delivery of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of the Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The Corporation shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a "FULLY-EXERCISING INVESTOR") of any other Major Investor's failure to do likewise. During the ten (10)-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by all such Fully-Exercising Investors who elect to purchase such unsubscribed shares.

           3. The Corporation may, during the 45-day period following the expiration of the period provided in Section 2 of this Article V, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Corporation does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

           4. The Right of First Offer in this Article V shall not be applicable
(i) to the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services,
(ii) to, or after consummation of, an IPO, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities,
(iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions, (vi) to the issuance or sale of the Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, or Series F Preferred Stock, (vii) to the issuance or sale of securities, approved unanimously by the Board of Directors, pursuant to the entry by the Corporation into partnering or licensing relationships or joint ventures with other persons or entities not affiliated with or related, directly or indirectly, with any stockholder of the Corporation, (viii) to the issuance of warrants to Mellon and Creo in connection with the First Financing Transaction, the Second Financing Transaction or the Note Purchase Agreement dated July 14, 2000 (the "PRIOR FINANCING TRANSACTION") (including the issuance of Common Stock or Preferred Stock upon exercise thereof), (ix) to the issuance of Convertible Notes to Mellon and Creo in the First Financing Transaction, the Second Financing Transaction or the Prior Financing Transaction (including the issuance of Preferred Stock upon conversion thereof), (x) to the issuance or the exercise of the Iris Warrants, and (xi) to the issuance or the exercise of the CSFB Warrants. In addition to the foregoing, the Right of First Offer in this Article V shall not be applicable with respect to any Major Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor is not an "accredited investor," as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

       (B) TERMINATION OF THE RIGHT OF FIRST OFFER. The Right of First Offer set forth in this Article V shall be of no further force or effect (i) immediately prior to the consummation of an IPO, or (ii) upon the closing of a Change of Control Transaction.


                                   ARTICLE VI

       The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.


                                   ARTICLE VII

       Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.


                                  ARTICLE VIII

       (A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

       (B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

       (C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this
Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


                                      * * *

       The foregoing Sixth Amended and Restated Certificate of Incorporation has been duly adopted by this corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

Executed at Pittsburgh, Pennsylvania, on December 31, 2001.




/s/Devitt Kramer
---------------------------------
Devitt Kramer, Secretary